                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                              HOMESERVICES.COM INC.
                                       TO

                             HMSV ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                       MIDAMERICAN ENERGY HOLDINGS COMPANY

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share, including the associated Rights (as defined in the Offer to Purchase) (the "Shares") of HomeServices.Com Inc., a Delaware corporation, are not immediately available,
(ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase) or (iii) time will not permit all required documents to reach the Depositary prior to the Expiration Date. The Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See the section captioned "THE TENDER OFFER -- Section 3 -- Procedures for Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                     COMPUTERSHARE TRUST COMPANY OF NEW YORK

                                 BY OVERNIGHT DELIVERY
BY HAND DELIVERY TO:               OR EXPRESS MAIL:                 BY MAIL:
   Wall Street Plaza               Wall Street Plaza           Wall Street Station
 88 Pine Street, 19th Floor   88 Pine Street, 19th Floor          P.O. Box 1010
   New York, NY 10005             New York, NY 10005         New York, NY 10268-1010


                           BY FACSIMILE TRANSMISSION:
                        (for Eligible Institutions only)
                                 (212) 701-7636

                   CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE:
                                 (212) 701-7624

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and Certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

     The undersigned hereby tenders to HMSV Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MidAmerican Energy Holdings Company, an Iowa corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 27, 2001 and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below of the common stock, par value $0.01 per share, including the associated Rights (as defined in the Offer to Purchase) (the "Shares") of HomeServices.Com Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures described under "THE TENDER OFFER -- Section 3 -- Procedures for Tendering Shares" in the Offer to Purchase.

Number of Shares Tendered:
                          ------------------------------------------------------
Certificate Nos. (if available):
                                ------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Check box if Shares will be tendered by book-entry transfer:  [ ]

Account Number:
               -----------------------------------------------------------------
Name(s) of Record Holder(s):
                            ----------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)
Address(es):
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   (ZIP CODE)
Area Code and Telephone No.:
                            ----------------------------------------------------
Signature(s) of Holder(s):
                          ------------------------------------------------------

--------------------------------------------------------------------------------

Dated:                 , 2001
      ----------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm which is a member of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each an "Eligible Institution"), guarantees to deliver to the Depositary, at one of its addresses above, either Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, within three (3) Nasdaq National Market trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


Name of Firm:                              ------------------------------------
             ---------------------------    AUTHORIZED SIGNATURE

Address:                                   Name:
        --------------------------------        -------------------------------
                                                     PLEASE TYPE OR PRINT
                                           Title:
 ---------------------------------------         ------------------------------
                         ZIP CODE

Area Code and Telephone No.:               Dated:                   , 2001
                            ------------         -------------------


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
     SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.


                                       3